UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Under §240.14a-12

Catamaran Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following document was made available to certain management employees of Catamaran Corporation on June 2, 2015 to guide discussions with customers, prospective customers and consultants:

Q. For new clients implementing with Catamaran effective Q4 2015 or 1/1/16, can you advise how we will be branding member communication pieces that need to go out to members prior to the close of the acquisition? Will clients be able to brand materials as OptumRx to minimize confusion for their new members?

A. Catamaran and OptumRx want to minimize disruption for all members and our goal is to make the transition as transparent and as simple as possible for our clients and their members. Planning is underway, however, from a regulatory perspective, decisions regarding rebranding and marketing cannot be made until the transaction closes. For now, it is business as usual. Everyone should focus on achieving their key business results and delivering exceptional service to our customers.

Q. Will Catamaran change its name to OptumRx?

A. Yes, the newly combined company name will be OptumRx. The plan is for Catamaran’s name to change to OptumRx when the transaction closes. The marketing teams are currently assembling the brand transition plan. Our overarching goal is to be clear in our communications and to minimize confusion to our clients and their members. Both companies have experience in rebranding and we bring that experience to the table as we plan. As soon as this is available we will be discussing with you.

Q. Will this affect Catamaran’s contract with CMS? If so, how?

A. The acquisition by OptumRx may require notice to CMS, but should not impact our ability to continue offering EGWP services following the close of the acquisition. We expect that we will have additional EGWP capabilities and services following the close that will allow us to enhance our expertise, capabilities and support in this area to our clients and their members.

Q. How about the 2016 formulary submission process? Is Catamaran’s current work going to cover the new entity or will they have to submit formularies under Optum’s contract as well?

A. For 2016, Catamaran expects its existing EGWP contract with CMS to continue following the acquisition by OptumRx. Accordingly, the Catamaran subsidiary currently contracting with CMS to offer its 2016 EGWP plan is actively submitting CMS required filings (including 2016 formulary submissions).

Q. Will enrollment/PA/ST/QL/claims history/benefit design data stay where it is or will anything need to be moved around to achieve some of the “streamlining”?

A. There will be no need to migrate, transfer, move, or transition any history or benefit information.

Q. Will the system be able to maintain all current processes especially as it relates to claim processing, mail order, specialty, retail network, member communications, staffing, formulary design and all clinical decisions?

A. System changes are not required or anticipated as a result of this transaction.

The following document was made available to certain management employees of Catamaran Corporation on June 2, 2015 to guide discussions with employees:

Q. Will the Anniversary/Milestone awards and the Catamaran Cup Bonus continue after the acquisition ?

A. Although planning is underway, these decisions have not yet been addressed. OptumRx and

Catamaran will be working together regarding all employee recognition programs and awards. Once we have more information, we will communicate that information to you.

Q. For Catamaran employees who formerly worked at UnitedHealth Group, will their years of service at Catamaran and UnitedHealth Group be combined for the purpose of seniority and PTO? Will the new company honor our years of service?

A. Yes, you will receive credit for your combined years of service with Catamaran and any years of service you had with UnitedHealth Group, if applicable.

Important Additional Information

This communication is being made in respect of the proposed transaction involving Catamaran Corporation (the “Company”). This communication does not constitute the solicitation of any vote or approval. The proposed transaction will be submitted to the shareholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”) and applicable Canadian securities regulatory authorities (collectively, the “Canadian Securities Commissions”), including a preliminary proxy circular and proxy statement and a definitive proxy circular and proxy statement. The preliminary proxy circular and proxy statement was filed with the SEC and the Canadian Securities Commissions on May 11, 2015 and May 12, 2015, respectively, and the definitive proxy circular and proxy statement is not currently available. The definitive proxy circular and proxy statement will be mailed to the shareholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY CIRCULAR AND PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC AND CANADIAN SECURITIES COMMISSIONS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders may obtain free copies of the definitive proxy circular and proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, at the SEC’s Internet site at www.sec.gov and are also available electronically on the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. Copies of the documents filed with the SEC and SEDAR by the Company will be available free of charge on the Company’s website via the investor relations section of the Company’s website at www.catamaranrx.com under the heading “Investors.” Shareholders of the Company may also obtain a free copy of the definitive proxy circular and proxy statement and the filings with the SEC and SEDAR that will be incorporated by reference in the proxy circular and proxy statement by contacting the Company’s Investor Relations Contact, Tony Perkins, at (312) 261-7805.

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.

Information about the directors and executive officers of the Company is set forth in its definitive proxy circular and proxy statement for the Meeting, which was filed with the SEC and the Canadian Securities Commissions on March 27, 2015, its annual report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC and the Canadian Securities Commissions on March 2, 2015, and in subsequent documents filed with the SEC and SEDAR, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the shareholders of the Company and a description of their direct and indirect interests, by share holdings or otherwise, is contained in the preliminary proxy circular and proxy statement and will be contained in the definitive proxy circular and proxy statement relating to the proposed transaction and other relevant materials to be filed with the SEC and the Canadian Securities Commissions when they become available.